                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

              Dated: March 10, 2003

                                   WAM Acquisition GP, Inc.
                                       for itself and as general partner of
                                       LIBERTY WANGER ASSET
                                       MANAGEMENT, L.P.

                                   By: /s/ Bruce H. Lauer
                                      ------------------------------------------
                                           Bruce H. Lauer
                                           Senior Vice President and Secretary


                                   LIBERTY ACORN TRUST

                                   By: /s/ Bruce H. Lauer
                                      ------------------------------------------
                                           Bruce H. Lauer
                                           Vice President, Treasurer and
                                           Secretary


                               Page 10 of 10 pages